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                                                                    EXHIBIT 8.1



                                CARLTON FIELDS
                               ATTORNEYS AT LAW

        ONE HARBOUR PLACE                              MAILING ADDRESS:
777 S. HARBOUR ISLAND BOULEVARD             P.O. BOX 3239, TAMPA, FL 33601-3239
   TAMPA, FLORIDA 33602-5799               TEL (813) 223-7000 FAX (813) 229-4133

                                October 12, 1999


Northeast Bancorp
232 Center Street
Auburn, Maine 04210


NBN Capital Trust
c/o Northeast Bancorp
232 Center Street
Auburn, Maine 04210



Ladies and Gentlemen:

         We have acted as counsel to Northeast Bancorp, a Maine corporation (the "Company"), and to NBN Capital Trust, a Delaware statutory business trust (the "Trust"), in connection with the registration statement of the Company and the Trust on Form S-2 (the "Registration Statement"), of which a prospectus ("Prospectus") is a part, filed by the Company and the Trust with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K promulgated under the Securities Act.

         For the purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement and such other documents and instruments as we deemed necessary for the rendering of this opinion. In our examination of relevant documents, we have assumed the legal capacity of all natural persons, genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies, and the accuracy and completeness of all corporate records made available to us by the Company and the Trust. We

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Northeast Bancorp
NBN Capital Trust
October 12, 1999
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also have assumed the authority of such persons signing on behalf of the parties thereto other than the Company or the Trust, the due authorization, execution, and delivery of all documents by parties thereto other than the Company or the Trust.

         Based solely on (a) the foregoing and (b) our review of such documents and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and in reliance upon such documents and information, subject to the qualifications hereinafter expressed, we are of the opinion that the statements contained in the Prospectus under the caption "Certain Federal Income Tax Consequences" describing certain federal income tax consequences to holders of the Preferred Securities, as qualified therein, constitute an accurate description in general terms of the indicated United States federal income tax consequences to such holders.

         Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We are attorneys admitted to practice in the State of Florida and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the federal laws of the United States or the internal laws of the State of Florida, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         This opinion is rendered to you and for your benefit solely in connection with the filing of the Registration Statement. This opinion may not be relied upon by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purpose whatsoever without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus under the caption "Certain Federal Income Tax

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Northeast Bancorp
NBN Capital Trust
October 12, 1999
Page 3

Consequences." Unless prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or any person, except as otherwise required by law.



                                             Sincerely,

                                             CARLTON, FIELDS, WARD, EMMANUEL,
                                                SMITH & CUTLER, P.A.


                                             By: /s/ Richard A. Denmon
                                                -------------------------------
                                                     Richard A. Denmon